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CynergisTek

First Quarter 2022 Earnings Call

May 16, 2022

C O R P O R A T E   P A R T I C I P A N T S

Bryan Flynn, Investor Relations

Mac McMillan, President, and Chief Executive Officer

Paul Anthony, Chief Financial Officer

C O N F E R E N C E   C A L L   P A R T I C I P A N T S

Matthew Hewitt, Craig-Hallum Capital Group

P R E S E N T A T I O N

Operator

Good day, everyone. Welcome to the CynergisTek First Quarter 2022 Earnings Call.

Today's conference is being recorded.

Now at this time, I'd like to turn the conference over to Mr. Bryan Flynn.

Please go ahead, sir.

Bryan Flynn

Welcome to CynergisTek’s First Quarter 2022 Earnings Call.

Joining me today from the Company are Mr. Mac McMillan, President and Chief Executive Officer; and Mr. Paul Anthony, Chief Financial Officer.

Before we begin the formal presentation, I'd like to remind everyone that some statements made on the call and webcast, including those regarding future financial results and industry prospects, among others, are forward-looking. These forward-looking statements can be identified by the use of forward-looking terminology such as beliefs, expects, anticipates, would, could, intends, may, will, or similar expressions and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in today's conference. Certain of these risks and uncertainties are or will be described in greater detail in the Company's public filings with the SEC.

Given these risks and uncertainties, listeners should not place undue reliance on any forward-looking statements and should recognize that the statements are predictions of future results which may not occur as anticipated.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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CynergisTek is under no obligation and expressly disclaims any such obligation to update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

At this time, I'd like to turn the call over to Mac McMillan, our President and CEO.

Mac McMillan

Thank you, Bryan. Hello everyone, and welcome to our Q1 ‘22 call today. We'll be brief, as we just spoke a little over a month ago during our Q4 and annual 2021 call.

CynergisTek kicked off 2022 with another quarter of sequential revenue growth. Q1 was 22% over the last two quarters. We have seen progress as we execute our plan, and sales activity in Q3 and Q4 of 2021 has had a positive impact on revenue with a 12% growth year-over-year. Both sales and delivery team's efforts at the end of 2021 contributed to those results. We saw a strong upsell engagement as managed service customers expanded their contracts by adding some of our new technology-enabled services from a strong and growing strategic partnership portfolio. We see a long runway for customer expansion and upsell opportunity as we integrate these new partnership solutions with our services wrapped around their technologies.

Another innovation coming out of Q1 was our new continuous risk monitoring program, or CRMP, a new managed service that saw an immediate win as it launched. This service continues our transformation to a managed service provider and addressed an immediate need that was identified in multiple customer sales discussions. It also speaks to the caliber of security expertise we have in our delivery team and their ability to turn around a market-ready solution in only a few short weeks.

We had been planning and talking about this service for some time. So, when the environmental factors of both the current economic pressures as well as the emerging compliance requirements from insurance carriers converged to challenge our customers, we expedited its development. The result: a new service and our first win for that new program. A three-year contract, which provided continuous threat monitoring services, established countermeasures to combat ransomware and malicious attacks, and adequately address the cyber insurance requirements that will allow them to get and maintain coverage while ensuring lower premiums.

We heard from our clients, they need the technology solutions that will help them combat cyber threats, but with appropriate support. With our strong technology partnerships, we were able to build the CRMP program using the same approach we have taken with other managed services and fill yet another need in the market. This service has gained immediate traction, and we have already identified several multiple six-figure managed service opportunities with both new and existing customers. This service adds another critical component to our managed service portfolio and our ability to support our clients' needs.

The legacy CAP service is focused on program building and meets the needs of those clients at the beginning of their journey, or who are most interested in compliance. The resiliency partner program focuses on validation of controls and assists those clients most interested in determining the efficacy of their program while reducing risk and building resiliency. The vendor security management service focuses on third-party supply chain and the risk that they present. The patient privacy monitoring service focuses on internal and external privacy threats from individuals with access to critical data.

Now the CRMP adds a tailored solution for those looking to complete gaps in their cyber technology stack and enhance monitoring and response capabilities. In concert with these services, we continue to offer consulting professional services and remediation support to assist our clients with all their privacy, security, and audit needs.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Renewals remain strong, and we are on track to close greater than 90% of those renewals in the first six months of the year. We added 15 new clients in Q1, 37% of our annual goal, making a good start on that goal for the year. Many of these new customers bought managed services, which will contribute to both our top-line revenue as well as pre-sold revenues in years to follow.

Our audit team saw continued success in Q1 and helped drive our professional and consulting services revenue to a healthy growth of 32% year-over-year. Although bookings for the quarter were down at $2.4 million due to some deals pushing out into Q2 as a result of the current economic uncertainties, sales pipeline continued to grow.

Healthcare entities are challenged as they grapple with inflation, rising interest rates, and shrinking operating margins. While this did not result in cancellations in Q1, it did contribute to changes in the industry’s spend with some shrinkage and/or delays. We continue to still see new pipeline created, as I mentioned, with both upsells and new customers. So, the requirement is still there. The need is still there. The concern is still there, and new opportunities are being identified.

As a reminder, we traditionally see seasonality in sales, with Q1 being slower. We’ve consistently shared our strategy to be a market leader in healthcare, cybersecurity, privacy, and audit and our desire to transition to a managed service provider platform. As you may have seen, we recently strengthened our leadership team with the addition of Jaime Reynolds, our new Vice President of Business Development and Strategy. She brings two decades of healthcare and cybersecurity sales and business development expertise, as well as a successful track record of building and executing go-to-market sales strategies.

Early in her career, Jaime developed the healthcare vertical in both North America, Europe and Middle East and Africa regions for a global IT media consultancy, which is where her passion for solving challenges in healthcare began. Jaime has since held various leadership roles in sales, business development, and strategy at the Herjavec Group, BluePrint HIT, now Intraprise Health, and Fortified Health Security. Jaime will be responsible for driving growth with our managed services, in particular the new CRMP pulling from experience, and taking similar services to market previously. Jaime knows healthcare. She knows cybersecurity. She knows the MSP space, and she has an excellent reputation in the industry, strong track record of performance, and she joins our team just in time to drive our go-to-market strategy with these services.

Our biggest challenge in 2022 should not be any surprise to anyone who’s been paying attention to the markets, the world stage, or the economy. Healthcare organizations, like other industries, have another significant headwind, and that is being resource constrained. This, coupled with the continued high scrutiny around security and a growing lack of IT resources, means the customers of all sizes and levels of sophistication will be in need of the security expertise that we can provide. This factor, more than any other, is driving the transformation towards managed service providers and solutions.

Organizations cannot find and retain the expertise they need to accomplish this critical mission internally. Our business is taking the steps necessary to drive both top-line growth and margin improvement. As always, we continue to assess our strategic options, which includes evaluating our expense profile, relationships with our strategic partners, and transactions, with the potential to drive enhanced shareholder value as we ourselves go through this transformation.

With that, let me turn it over to Paul now to cover the financials and be back before we wrap it up.

Paul Anthony

Thank you, Mac.

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Addressing the Q1 standard financial disclosures, revenue increased by 12% to $4.7 million compared to $4.2 million last year. Consulting and professional services revenue increased by $0.6 million to $2.3 million when compared to Q1 of 2021, and we saw sequential revenue growth in Q1 of 5% compared to Q4. These increases are due to the strong bookings from the end of the year.

Gross margin increased by 2% to 40% for Q1 2022 when compared to the same period last year after adjusting Q1 for the employee retention tax credits. This margin increase again was due to the increased revenue. SG&A expenses decreased to $2.7 million for Q1 2022 compared to $2.9 million for the same period in 2021. The decrease is due to $0.1 million less in professional fees and $0.1 million lower of stock-based compensation.

Non-GAAP, Adjusted EBITDA loss was unchanged at $0.6 million for Q1 2022 compared to the same period last year. Although our cash balance at March 31 was $1.2 million due to a number of annual seasonal cash outlays, we did receive our tax refund at $1.4 million in April this year, shoring up our short-term cash position. Longer term, we do anticipate we may need additional growth capital and have a number of options we are looking at working with our board, investors, and banking partners. The full financials and reconciliation of GAAP to non-GAAP can be found in the earnings release that came out today.

This concludes the financials and the prepared remarks for Q1.

Operator, you can open the floor to questions.

Operator

Thank you. We will take our first question from Matthew Hewitt with Craig-Hallum Capital Group.

Matthew Hewitt

Good afternoon, gentlemen. Thank you for taking the questions.

Maybe the first one up, and I think Mac, you mentioned this—it was just a month ago. We were speaking last when you reported Q4. Maybe if you could elaborate a little bit on how the market has changed over the past month that we’ve seen several companies and health systems quite frankly have announced cybersecurity events, whether it’s ransomware, or hacks, or whatnot. I’m just curious what you’re seeing in the market? What you’re hearing from customers? How that’s translating into the pipeline?

Mac McMillan

Sure. Well, I think from a threat perspective, it hasn’t changed much at all, meaning they were already being highly targeted. They’re still being highly targeted. They’re feeling the impact of that.

I think what’s changed the most is obviously they’ve started to deal with what’s going on around them with respect to the economic pressures. They’ve kind of sort of began to reprioritize what they’re looking at in terms of how they’re going to spend their dollars. A lot of the compliance-related assessment-type stuff that they do has kind of sort of taken a backseat to the requirement to acquire the technologies that they’re being pushed to acquire not only by the threat but also by folks like the insurance carriers who are coming out with very specific requirements for these folks with, of course, the added impact of if you don’t do this, it’s either going to result in no coverage, or it’s going to result in coverage at a much higher premium.

Which is one of the reasons why we pivoted very quickly and accelerated the development of the CRMP program, because we had already begun putting in place the various partnerships that we needed to be

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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able to offer a 24/7 SOC as well as EDR and MFA and other solutions that these folks were being pushed to acquire.

We just hadn’t rolled it out yet. When we saw things began to slow down in Q1 as a result of all of this, and we began to try to figure out where’s their attention going to move to, we began to have these conversations with our customers around what was in front of them and what they were most concerned about, loud and clear it came back: we got to fix the technical side of this. We need to have the right solutions to be able to block these attacks, or recognize these attacks and deal with them a lot quicker.

We basically accelerated that program, and it’s actually been very well received. We have multiple opportunities out there now. So, it actually kind of caused the—a lot of times necessity they say is the seed of innovation. The innovation had already begun, but in this case, it just accelerated it. I think it’s actually a good thing in the long run.

Matthew Hewitt

That's great. Thank you for the color there.

Regarding the pipeline, and I realize that Q1, you traditionally have a little bit of seasonality from a booking's perspective, but maybe you could elaborate a little bit on how things have moved here so far in Q2, being a month and a half through. I'm just curious if you've been able to close any of those deals that pushed out from Q1, what you're hearing from customers this quarter?

Mac McMillan

Sure. So, we were able to close some of the deals that were pushed out from Q1. It's still there, still dealing with this economic pressure. It's still slower, I'd say, than usual. We are beginning to see a little bit more activity as we move through the second quarter. It seems like there's still a lot of need out there. There's still creating a lot of pipeline in terms of opportunity. They're still talking about things that they want to do. We're just dealing with a little slowness, if you will, on the financial side in terms of getting deals approved and actually through signature.

Matthew Hewitt

Got it. Then I guess, regarding the gross margin, obviously a nice little pop there. How should we be thinking about that as the year progresses? Is that a sustainable level? Do you think you could see further expansion? Any color there would be helpful?

Mac McMillan

Yes. Well, I think a lot of that's going to really be due to how sales comes along through the year, right. Because basically what you saw there was at the end of the year, last year we had—sales were actually growing. We were closing deals a lot quicker towards the end of the year, which was raising the amount of revenue that was coming in, which was somewhat righting the ship, if you will, in terms of driving those margins in the right direction. So, I think a lot of it's going to depend on how this year plays out with respect to ultimately where sales goes in terms of how the margins stay or grow or what they do.

Matthew Hewitt

Got it. All right. Thank you very much.

Mac McMillan

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Thank you, Matt.

We have no further questions queued at this time. I'll turn things back over to Mr. McMillan for any additional or closing remarks.

Mac McMillan

Thank you, Operator, and thank you, everybody, for coming today.

Again, I want to thank everyone for joining the call that took the time to do that, and we look forward to talking to you in the future. That ends the call.

Operator

Thank you. That does conclude today's conference call. Thanks, everyone, for joining us.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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